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                                                                    Exhibit 5(b)


                    [GOODMAN PHILLIPS & VINEBERG LETTERHEAD]



                                                                    May 24, 1999


Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, N.Y.  10152
U.S.A.


The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada
H3A 1S9


                  RE       THE SEAGRAM COMPANY LTD.
                           JOSEPH E. SEAGRAM & SONS, INC.
                           ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS


Dear Sirs:

         We are acting as Canadian counsel to The Seagram Company Ltd. ("Seagram") in connection with the Registration Statement on Form S-3 of Joseph
E. Seagram & Sons, Inc. (the "Company") and Seagram, under the Securities Act of 1933, as amended (the "Act") being filed today with the Securities and Exchange Commission (the "Registration Statement"), relating to (a) the Company's subordinated deferrable notes (the "Debt Securities") as well as guarantees of Seagram (the "Guarantees"), to be issued in connection with Debt Securities and
(b) (i) stock purchase contracts (the "Stock Purchase Contracts") representing rights to purchase equity securities of Seagram, (ii) common shares of Seagram without nominal or par value (the "Common Shares") to be issued upon settlement of the Stock Purchase Contracts, and (iii) stock purchase units (the "Stock Purchase Units") each representing ownership of Stock Purchase Contracts and Debt Securities or other debt obligations, including U.S. Treasury securities, securing the obligations of holders under the Stock Purchase Contracts (Debt Securities, Guarantees, Common Shares, Stock Purchase Contracts and Stock Purchase Units being collectively referred to as the "Securities"), to be issued and sold by the Company and Seagram under the Act for an aggregate initial offering price not to exceed US $1,150,000,000.

         We have examined (i) the Articles of Amalgamation and By-Laws of Seagram and (ii) the Indenture, dated as of September 15, 1991, among the Company, Seagram and The Bank of New York, as trustee (the "Indenture"), pursuant to which Debt Securities may be issued.
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         In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and Seagram, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         In addition, we have assumed that (i) the Registration Statement will have become effective; (ii) a Prospectus will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities issued will be issued and sold in compliance with applicable United States, federal and state, and Canadian, federal and provincial, securities laws and solely in the manner stated in the Registration Statement and the Prospectus; (iv) a definitive purchase, underwriting or similar agreement (the "Underwriting Agreement") with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company, Seagram and the other parties thereto and will constitute a valid and legally binding obligation of the Company and Seagram under applicable United States, federal and state, laws; (v) any Common Shares issuable upon settlement of the Stock Purchase Contracts being offered will have been duly reserved for issuance upon such settlement; (vi) the Indenture constitutes a valid and legally binding obligation of the Company and Seagram under the laws of the State of New York and the United States respectively; (vii) any Stock Purchase Contract or Contracts and any Stock Purchase Unit or Units will have been duly authorized and validly executed and delivered by Seagram and the other parties thereto and will constitute a valid and legally binding obligation of Seagram under applicable United States, federal and state, laws; (viii) the Debt Securities will have been duly authorized, validly executed, authenticated or countersigned, issued, registered and delivered with the Guarantees endorsed thereon, against payment therefor, in accordance with the terms of the Indenture and the Underwriting Agreement and in accordance with the United States, federal and state, laws, and that the Debt Securities and the Guarantees endorsed thereon, if so authorized, executed, authenticated, countersigned, issued, registered, endorsed and/or delivered, as the case may be, respectively constitute valid and legally binding obligations of the Company and/or Seagram, as the case may be, in accordance with and subject to the respective terms thereof, under the United States, federal and state, laws, and (ix) the Underwriting Agreement, the Stock Purchase Contracts and the Stock Purchase Units will be governed by the laws of the State of New York.

         Based upon and subject to the foregoing, we are of the opinion that:

1.   With respect to Guarantees, when (i) all necessary corporate action has been taken by
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     Seagram to authorize the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (ii) the Guarantees have been duly executed, countersigned, validly issued and delivered and endorsed by Seagram on the Debt Securities in accordance with the laws of Canada and the United States, federal or state, laws, the provisions of the applicable agreement relating to the Guarantees and the Underwriting Agreement, and
     (iii) the Guarantees, if so authorized, executed, countersigned, issued, delivered and endorsed respectively, are legally issued and constitute valid and legally binding obligations of Seagram, in accordance with and subject to the terms thereof under the United States, federal or state, laws, the Guarantees will be validly issued and constitute valid and legally binding obligations of Seagram under the laws of the Province of Quebec and the laws of Canada applicable therein in accordance with and subject to the terms thereof;

2. With respect to Common Shares, when (i) all necessary corporate action has been taken by Seagram to authorize the issuance and terms of the offering of the Common Shares and related matters, and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered upon settlement of the Stock Purchase Contracts, in accordance with the terms thereof as approved by or on behalf of the Board of Directors of Seagram, for the consideration approved by or on behalf of the Board, the Common Shares will be validly issued, as fully paid and non-assessable; and

3. With respect to Stock Purchase Contracts, when (i) all necessary corporate action has been taken by Seagram to authorize the creation of and issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters, and (ii) the Stock Purchase Contract or Contracts have been duly authorized and have been validly executed and delivered by Seagram and the other parties thereto, in accordance with the Underwriting Agreement, upon payment of any consideration therefor provided for therein, the Stock Purchase Contracts will be duly authorized and validly issued.


          Our opinion set forth in paragraph 1 above is subject to:

          (i) the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and other laws relating to or affecting the enforcement of creditors' rights generally;

          (ii) general equitable principles or principles to substantially the same effect in civil law and a requirement to act with reasonableness and good faith and in a manner which is not excessive;

          (iii) the discretion of a court which may pronounce the nullity of the
                Guarantees, order the reduction of the obligations arising therefrom or revise the terms and conditions of the obligations of Seagram thereunder to the extent that a court finds that, having regard to the risk and to all the circumstances, Seagram has suffered
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               lesion;

          (iv) the unavailability of discretionary remedies such as an order of specific performance and an injunction when damages are considered an adequate remedy;

          (v) the Currency Act (Canada) which precludes a court in Canada from giving a judgment in any currency other than Canadian currency;

          (vi) the Criminal Code (Canada) which prohibits the reception of interest at an effective annual rate that exceeds 60% of the credit advanced (taking into account all charges, fees and other such expenses); and

          (vi) the application of United States, federal and state, laws by a court in the Province of Quebec or the recognition and enforcement by a court in the Province of Quebec of a final and conclusive judgment for a sum of money obtained in the United States, with respect to the Guarantees.


         We are members of the Bar of the Province of Quebec and we do not express any opinion herein concerning any law other than the laws of the Province of Quebec and the laws of Canada applicable therein. We understand that you are relying, as to matters of the laws of the States of New York and Indiana and the United States, on the opinions of Simpson Thacher & Bartlett, United States counsel for Seagram, and Barnes & Thornburg, United States counsel for the Company, which are being delivered to you and filed with the Securities and Exchange Commission today as an exhibit to the Registration Statement.

         This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

         This opinion (including the consent set forth in the preceding paragraph) applies to any Securities registered pursuant to Rule 462(b) under the Act and may be incorporated by reference into any registration statement filed pursuant to such Rule with respect to such Securities.


                                           Yours truly,

                                           Goodman Phillips & Vineberg